Exhibit 99.2

SOTHEBY’S
AGENCY DIRECT COSTS
(UNAUDITED)
(Thousands of dollars)

Quarter ended	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Year-To-Date Total
Auction direct costs:
Sale marketing	$4,002	$13,969	$1,339	$15,360	$34,670
Shipping	1,943	4,616	1,569	4,784	12,912
Sale venue	677	5,894	658	7,303	14,532
Other	1,105	5,262	1,410	7,187	14,964
Total auction direct costs	7,727	29,741	4,976	34,634	77,078
Private sale expenses	722	1,519	2,303	2,972	7,516
Total agency direct costs	$8,449	$31,260	$7,279	$37,606	$84,594

Quarter ended	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Year-To-Date Total
Auction direct costs:
Sale marketing	$2,945	$11,560	$1,477	$11,682	$27,664
Shipping	1,672	4,210	1,388	3,546	10,816
Sale venue	672	4,631	365	5,134	10,802
Other	869	4,921	693	4,961	11,444
Total auction direct costs	6,158	25,322	3,923	25,323	60,726
Private sale expenses	1,233	1,986	302	1,418	4,939
Total agency direct costs	$7,391	$27,308	$4,225	$26,741	$65,665